UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 31, 2020

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 200
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRUE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2020, TrueCar, Inc., a Delaware corporation (the “Company”), entered into a definitive agreement (the “Purchase Agreement”) to sell its 100% interest (the “Transaction”) in ALG, Inc., a Delaware corporation (“ALG”), to J.D. Power, a Delaware corporation (the “Buyer”). The Purchase Agreement provides for the Buyer to pay the Company (i) $112.5 million in cash consideration at the closing of the Transaction, subject to certain customary post-closing adjustments, (ii) a potential cash earnout of up to $7.5 million based upon ALG’s achievement of certain revenue metrics in 2020 and (iii) a potential cash earnout of up to $15 million based upon ALG’s achievement of certain revenue metrics in 2022.

Under the Purchase Agreement, the Company will not be providing the Buyer with a post-closing indemnity. The Purchase Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type. The consummation of the Transaction is subject to certain conditions, including obtaining the requisite regulatory approval and other customary conditions.

The material termination provisions under the Purchase Agreement allow termination by either the Company or the Buyer if (i) the closing has not occurred by December 28, 2020 (the “Outside Date”), (ii) a governmental order permanently prohibiting the consummation of the Transaction becomes final and non-appealable, unless the terminating party materially breached its obligations under the Purchase Agreement in a manner that proximately contributed to such prohibition, or (iii) the other party has materially breached any of its representations, warranties, covenants or agreements in the Purchase Agreement such that the terminating party’s conditions to closing relating to the accuracy of the other party’s representations and warranties and the performance of its covenants are not capable of being fulfilled before the earlier to occur of the Outside Date or within 30 days of the notice of such breach, if capable of being cured, but not so cured.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Purchase Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement and may be intended not as statements of fact but rather as a means of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Purchase Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s stockholders and other investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, ALG, the Buyer or any of their respective subsidiaries or affiliates.

Item 2.02 Results of Operations and Financial Condition.

On August 6, 2020, the Company announced its financial results for the fiscal quarter ended June 30, 2020. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Items 2.02, 7.01 and 9.01 of this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

Also on August 6, 2020, the Company issued a press release announcing the execution of the Purchase Agreement and that its Board of Directors has authorized a share repurchase program of up to $75 million in shares of its common stock, a copy of which is attached hereto as Exhibit 99.2. The authorization expires on September 30, 2022 and does not obligate the Company to repurchase any dollar amount of its shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1* Membership Interest Purchase Agreement, dated as of July 31, 2020, by and among TrueCar, Inc., ALG, Inc. and J.D. Power.
99.1 Earnings Release issued by TrueCar, Inc., dated August 6, 2020.
99.2 Press Release issued by TrueCar, Inc., dated August 6, 2020.

* Certain schedules and similar attachments to this Exhibit are omitted pursuant to Instruction 4 to Item 1.01 of this Current Report on Form 8-K. The Company agrees to furnish supplementally a copy of any omitted schedules and similar attachments to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUECAR, INC.

By:	/s/ Jeff Swart
Jeff Swart
EVP, General Counsel & Secretary

 Date:  August 6, 2020